UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 29, 2012
(Date of earliest event reported)

GATEWAY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001
(Address of principal executive offices, including zip code)

(713) 336-0844
(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

In connection with financing the acquisition of the pipeline described in Item 8.01 (Other Events), Gateway incurred additional indebtedness under its Loan Agreement, dated December 7, 2009 (as amended, the “Loan Agreement”), among Gateway, Gateway Pipeline Company (“GPC”), Gateway Offshore Pipeline Company (“GOPC”), Gateway Processing Company (“Gateway Processing”), Gateway Energy Marketing Company (“GEMC”), Gateway Pipeline USA Corporation (“GPUC”) and Gateway Commerce LLC (together with GPC, GOPC, Gateway Processing, GEMC and GPUC, the “Guarantors”), and Meridian Bank Texas (“Meridian”), as amended April 5, 2011, October 31, 2011 and December 9, 2011.  In connection with incurring the additional indebtedness under the Loan Agreement, Gateway, the Guarantors and Meridian entered into a Fourth Amendment to Loan Agreement, dated February 29, 2012 (the “Amendment”), pursuant to which:

•         Gateway’s borrowings under the Loan Agreement were limited solely to a term loan of $2,995,000 (the “Term Note”), all of which was advanced on or before February 29, 2012 (in addition to an outstanding letter of credit obligation of $137,500);

•         Commencing in each calendar quarter ending June 30, 2012, Gateway is required to make a payment to Meridian to reduce the outstanding principal balance owing under the Term Note equal to seventy five percent (75%) of Gateway’s  net cash provided by (used in) operating activities, less cash used in investing activities (excluding acquisitions and growth projects), less required monthly payments of principal and interest payments on the Term Note;

•         The pipeline acquired from Commerce Pipeline and certain other collateral was pledged as security for the Term Note;

•         Gateway is required to maintain a debt to tangible net worth ratio of 1.90 to 1.00;

•         Gateway is required to pay a principal and interest payment of $58,000 per month under the Term Note; and

•         The Term Note has a maturity date of June 30, 2013.

The description of the Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant..

The disclosure set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01        Other Events

On February 29, 2012, Gateway Commerce, a wholly owned subsidiary of Gateway, purchased a natural gas pipeline from Commerce Pipeline, L.P. (“Commerce”).  The pipeline is located in Commerce, Texas and delivers natural gas into an aluminum smelting plant owned by Hydro Aluminum Metal Products North America.  The pipeline and related assets were acquired pursuant to an Asset Sales Agreement (the “Agreement”), dated February 29, 2012, between Gateway Commerce and Commerce.  Pursuant to the Agreement and subject to the terms contained therein, Gateway Commerce agreed to acquire from Commerce the pipeline and related assets for $1,000,000 in cash.  The Agreement contained representations, warranties and indemnities that are customary for transactions of this type.  Gateway financed the $1,000,000 purchase price through a combination of cash-on-hand and the incurrence of additional indebtedness pursuant to the Amendment to the Loan Agreement.

9.01                 Financial Statements and Exhibits

(d)     Exhibits

10.1     Fourth Amendment to Loan Agreement, dated February 29, 2012, among Gateway Energy Corporation, Gateway Pipeline Company, Gateway Offshore Pipeline Company, Gateway Processing Company, Gateway Energy Marketing Company, Gateway Pipeline USA Corporation, Gateway Commerce LLC and Meridian Bank Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

By: /s/ Frederick M. Pevow
Frederick M. Pevow, Jr., President and
Chief Executive Officer

Date:  March 6, 2012

4